De Meo, Young, McGrath
A Professional Services Company

SUITE 517	SUITE 411
2400 EAST COMMERCIAL BOULEVARD	2424 NORTH FEDERAL HIGHWAY
FORT LAUDERDALE, FLORIDA 33308	BOCA RATON, FLORIDA 33431
(954) 351-9800	(561) 447-9800
FAX (954) 938-8683	FAX (561) 391-8856
dym@dymco.net	boca@dymco.net

Anthony De Meo, CPA*, ABV,PFS	Michael I. Bloom, CPA
Robert E. McGrath, CPA	David B. Price, CPA
Roberta N. Young, CPA
*regulated by the State of Florida

March 23, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re: Ignis Petroleum Group, Inc.

We have read the statements that we understand Ignis Petroleum Group, Inc will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.

Yours truly,

DeMeo Young McGrath

DYM
MEMBERS OF AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS: MANAGEMENT CONSULTING SERVICES DIVISION; SEC PRACTICE SECTION;
PRIVATE COMPANIES PRACTICE SECTION; TAX DIVISION ● FLORIDA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS ● INSTITUTE OF BUSINESS APPRAISERS